SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM 8-K
                         CURRENT REPORT


               PURSUANT TO SECTION 13 OR 15(D) OF
               THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported):
                        February 14, 2001


                   CROWN AMERICAN REALTY TRUST
     (Exact Name of Registrant as Specified in its Charter)


      Maryland              1-12216             25-1713733
   (State or other     (Commission File       (IRS Employer
   jurisdiction of          Number)           Identification
   incorporation)                                Number)


        PASQUERILLA PLAZA, JOHNSTOWN, PENNSYLVANIA  15901
            (Address of principal executive offices)


                         (814) 536-4441
                 (Registrant's telephone number)



Item 9.  Regulation FD Disclosure

Crown American Realty Trust hereby furnishes the text and commentary for a presentation to be made on February 14, 2001, at the NYSSA REIT Industry Conference in New York, NY.


                                 CROWN AMERICAN
                                  REALTY TRUST

                                      NYSSA
                          9th REIT Industry Conference

                                February 14, 2001
                                    New York


                              Safe Harbor Statement

This presentation contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations, which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with
 accuracy.   Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risk and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and credit market conditions, the ability to refinance maturing indebtedness, the impact of competition, consumer buying trends, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases and financial stability of tenants within the retail industry, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.


Before we begin I want to remind everyone that any forward looking comments in today's presentation are intended to be within the meaning of the SEC's safe harbor provisions as noted in this slide.

                                Crown Background

Fully-Integrated Real Estate Company
27 Enclosed Malls
16 million square feet of GLA
50 years in business
Headquartered in Johnstown, PA

Became public company in 1993
Common shares (CWN:  NYSE)
Preferred shares (CWN Pr A: NYSE)

For those of you not familiar with Crown, we are an enclosed mall REIT operating in the mid-Atlantic and Southeastern states.

Our common and preferred shares trade on the New York Stock Exchange under the symbol: CWN

Crown has a long history and a strong management team. We are a fully integrated company and handle all real estate activities internally.

                             Enclosed Mall Locations

Enclosed Mall Locations

Bradley Square, Cleveland, TN
Capital City Mall, Camp Hill, PA
Carlisle Plaza Mall, Carlisle, PA
Chambersburg Mall, Chambersburg, PA
Crossroads Mall, Beckley, WV
Francis Scott Key Mall, Frederick, MD
Jacksonville Mall, Jacksonville, NC
Logan Valley Mall, Altoona, PA
Lycoming Mall, Williamsport, PA
Martinsburg Mall, Martinsburg, WV
Mount Berry Square, Rome, GA
New River Valley Mall, Christiansburg, VA
Nittany Mall, State College, PA
North Hanover Mall, Hanover, PA
Oak Ridge Mall, Oak Ridge, PA
Patrick Henry Mall, Newport News, VA
Phillipsburg Mall, Phillipsburg, NJ
Schuylkill Mall, Frackville, PA
Shenango Valley Mall, Sharon (Hermitage), PA
South Mall, Allentown, PA
Uniontown Mall, Uniontown, PA
Valley Mall, Hagerstown, MD
Viewmont Mall, Scranton, PA
Washington Crown Center, Washington, PA
West Manchester Mall, York, PA
Wyoming Valley Mall, Wilkes Barre, PA

This map show the geographic diversity of the current portfolio.

As you can see, we have a majority of our malls in Pennsylvania and nearby states.

Our strategy has been to locate malls in middle market communities.

In trade areas for our 27 malls, we have the largest enclosed shopping mall in 22 locations and the only enclosed mall in 11 locations.

Our malls average about 570,000 square feet of GLA and typically have 4 department or discount anchor stores.

                             Revenue and FFO Growth

                                     2000         1999         1998
Revenues ($M)                       $170.4       $157.9       $145.8
FFO Per Share                        $1.34        $1.22        $1.18
FFO % change                         +9.8%        +3.4%        +2.6%
Same Center NOI                      +7.2%        +7.0%        +3.5%

2000 Revenues - up 7.9%
2000 FFO - up 9.8%

While our positive operating trends started in 1997, 1998 was the turnaround year for FFO growth, and 1999 and 2000 were great years for Crown.

Total revenues were up 7.9% in 2000.

Same center NOI growth trends are strong.

                           Five Year Financial Results

                '96    '97    '98    '99      '00
Revenues ($M)   $134  $130    $146   $158    $170
EBITDA ($M)     91.5   88     98.5   108.3   117.1

Strong revenue and EBITDA growth since 1997

Beginning to bear fruits of past heavy capital spending on the properties.

Looking at the five year trends, you can see that we have had consistent growth in revenues, EBITDA, and FFO since 1997.

I'm going to explain later the underlying operating trends that are driving these positive results.

                                    Dividends

Common share dividends

Annual payout  = $0.83 per share
Current yield  = 13.2%
In February 2001 the Board indicated intent to increase annual dividend by 1.2% ($0.01), beginning next quarter.
Would be our third consecutive annual dividend increase

Tax treatment of dividends in 2000
Common:   100% non-taxable return-of-capital

Last week the Board of Trustees indicated their intent to increase the annual common dividend from $0.83 to $0.84, a 1.2% increase, with the first quarter dividend to be paid in June. This would be our third consecutive annual increase.

At current share prices, our common shares offer a compelling dividend yield of 13.2%.

Due to the non-cash tax depreciation on the real estate assets, our dividends continue to have major tax benefits for individual investors.

100% of the common dividends paid in 2000 represented a non-taxable return of capital distribution.

While we cannot predict the tax aspects of our 2001 dividends with a high degree of certainty at this time, we do expect that a significant portion of the common dividends in 2001 and later years will continue to represent a non-taxable return of capital.

                          Year End 2000 versus Mid-1997

                                      2000     Mid-1997
  Revenue Trend                        Up        Down
  FFO Trend                            Up        Down
  Mall Shop Occupancy                  86%       76%
  Debt maturing next 3.5 Yrs.          $64M      $360M
  Debt to EBITDA Ratio                 5.91      5.92
  G&A gross costs                      $15M      $19M+
  Common share price @ 02/09/01        $6.34     $9.50+/-
  Common yield @ 02/09/01              13.2%     8.4%+/-
  FFO Multiple @ 02/09/01              4.7       8.3

As this shows, and as we will demonstrate in other slides, we believe that the Company is in fundamentally far better condition today than it was in mid 1997 when we completed our $125 million public preferred share offering.

The financial statistics are improved, and our financial flexibility and liquidity with the GECC line of credit is much better. Our needed redevelopment expenditure requirements today are much lower than they were in mid 1997

Yet our common share price is significantly lower than it was at that time.

Let me address each of the key operating and financial trends in more detail.


                           Positive Trends Continuing

Growing FFO
Strong "same center" NOI growth
Higher leasing activity and occupancy
Higher average base rents
Higher tenant sales
Improved tenant quality
Enhanced quality of earnings

The Company's performance has never been stronger.

We've enjoyed solid operating performance trends over the last few years, and those positive trends continued in 2000 and we believe will continue in 2001.

                           Strong Real Estate Leasing

                      '95      '96      '97      '98       '99       '00
New Leases ($ psf)   $5.90    $5.30    $8.40    $12.10    $12.90    $10.80
Renewals ($ psf)     $3.10    $3.20    $6.60    $11.40    $ 7.40    $ 7.30

Leasing has been strong for last 4 years
Out-for-signature leases (our revenue pipeline) continue to be good Leasing has slightly declined as space available is dropping due to higher occupancy

We have been focused intensely on our mall shop leasing during the last few years, as this chart clearly shows.

We've had four very strong years, and the leasing pipeline - out for signature deals, still remains very good, even as the remaining available space is diminishing due to our past leasing successes. Management has an "Accept No Vacancy" attitude, and we are working on traditional and non-traditional sources to fill our malls.

We've also been working hard to improve the tenant mix in addition to growing occupancy, and I'll have more to say on that in a few minutes.

                           Higher Mall Shop Occupancy

               '95    '96    '97   '98    '99    '00
Occupancy %    82%    76%    79%   82%    84%    86%


Mall shop occupancy at 86% @ 12/31/00
11 malls with mall shop occupancy > 90%
Total portfolio occupancy = 93%

The results of our leasing efforts show up in several ways.

Mall Shop occupancy has been growing consistently since late 1996 and ended 2000 at 86%. We expect to see further occupancy growth in the portfolio, although mall shop occupancy could be under pressure in the first half of 2001, traditionally the weaker part of the cycle for occupancy.

At year-end, 11 Malls had small shop occupancies over 90%.

When anchors and freestanding space are both factored in, our total portfolio occupancy is over 93%.

                           Higher Mall Shop Base Rents

                    '94     '95      '96      '97      '98      '99      '00
Base Rents($ psf) $ 14.61  $ 15.10  $ 15.85  $ 16.82  $ 17.54  $ 18.63  $ 19.44

Portfolio average: $19.44 psf at 12/31/00   up 4.3% from 12/31/99

Up every quarter since IPO in 1993

Our leasing results also get reflected in higher average base rent, up every quarter since our IPO in 1993.

Average mall shop base rent for the total portfolio at Year-end 2000 were $19.44 per square foot, up 4.3% in one year, and up 22.6% since year end 1996.

                                Uplift on Leasing

$20.14 psf average base rents on new & renewal leases during last three years Up $3.86 or 24% over old base rent on closed and renewed tenants during same period

Net effective rent:
Base rent psf, less amortization of tenant allowances and leasing commissions Net effective rent on 2000 new leases: $17.50 psf
Compares to $18.53 psf in 1999 and $16.80 psf in 1998

We continue to get significant uplift on leases that close and renew.

We achieved $20.14 per foot average rates on new and renewal leases during the last three years.

This is $3.86 higher, or 24%, compared to the old base rents for tenants that closed and tenants that renewed.

Net effective rent, which is the annual base rent on new leases, less the annual amortization of tenant allowances and lease acquisition costs, was down slightly in 2000 but continues a positive growing trend.

Our leasing bonus plan has been revised to emphasize net effective rents, or contribution to EVA. Again, this is consistent with our efforts to grow cash flow, and not buy "earnings growth."

                          Higher Mall Shop Tenant Sales

                     '94    '95    '96    '97    '98    '99    '00
Comp Sales ($ psf)   $204   $206   $217   $228   $242   $258   $265

Comp Mall Shop Sales psf
1998: Up 6.1% to $242
1999: Up 6.6% to $258
2000: Up 2.4% to $265
7 Centers over $300 psf

ICSC Regional Mall sales growth
1998:  Up 2.8%
1999:  Up 2.4%

Our mall shop tenant sales have been growing rapidly since 1995. Up 2.4% in 2000, up 6.1% in 1998 and up 6.6% in 1999. This strong trend demonstrates that we have been increasing the number of stronger, more productive tenants in our portfolio, such as the GAP, Victoria's Secrets, Bath and Body, American Eagle Outfitters, and others.

Our mall shop sales growth has significantly outpaced the ICSC shopping center sales index for the last few years.

                                Percentage Rents

                     '95    '96    '97    '98    '99    '00
Mall shops ($M)      $2.5   $2.7   $3.1   $3.3   $3.7   $4.9
Anchors ($M)         $4.0   $3.8   $3.5   $3.9   $3.4   $3.4

Percentage rents are growing in total $
But less than 5% of total revenues
Growth in mall shop percentage rents reflects improved tenant quality and sales growth

Our percentage rents have been growing modestly since 1995 and totaled $8.2M in 2000

As a percent of revenues, percentage rents are still rather modest, less than 5%

We have factored in conservative sales trends for our 2001 percentage rent and FFO forecasts.

As you may have seen last week, January retail sales did rebound nicely from December's very weak performance.

                        Lower Occupancy Costs for Tenants

                     '95    '96    '97    '98    '99    '00
Occupancy Cost %     11.1%  10.6%  10.4%  10.3%  10.1%  10.2%

Tenants' occupancy costs decreasing at same time their sales are increasing Crown's malls are affordable for tenants
Rising rental rates should be sustainable

Despite the growing rental rates, our tenants' occupancy costs as a percentage of their sales have been declining. This reflects their rapidly growing sales levels and our continuing cost containment efforts at the property level.

Our malls are affordable and profitable for our tenants.

We are not intentionally driving the occupancy costs downward, and in fact, we believe that we can reverse this trend through continuing to drive rental rates up. In the short run, however, tenant sales have grown faster than our ability to raise rents from rollovers or new deals.

We further believe that because of fixed operating costs, as tenants average sales levels increase, they can afford a higher occupancy cost percentage and still maintain appropriate profit levels. We plan to take advantage of this in future leasing.

                          Tenant Quality and Diversity

                       Top 25 Revenue-Generating Tenants*

Sears, Roebuck and Co.             5.2%
J.C. Penney, Inc.                  4.1%
The Limited Stores, Inc.           3.1%
The Bon-Ton                        2.9%
The Gap/Old Navy                   2.7%
Venator Group                      2.6%
Trans World Entertainment          2.3%
Victoria's Secrets/Bath & Body     2.3%
Hallmark-Owned Stores              1.6%
Shoe-Show of Rocky Mt.             1.6%
Borders Group, Inc.                1.4%
Zales                              1.4%
Kay-Bee Toys                       1.3%
May Department Stores Co.          1.3%
American Eagle Outfitters          1.3%
Fashion Bug                        1.2%
The Finish Line, Inc.              1.2%
Payless Shoesource                 1.1%
Sterling Jewelers                  1.0%
American Outfitters                1.0%
Regis Stores                       0.9%
Tandy Corporation                  0.9%
Value City Dept Stores             0.9%
Deb Shops Inc.                     0.9%
Claires, Inc.                      0.9%

         Total Top 25             45.1%

For 12 months ended December 31, 2000

For several years now we've been disclosing our "Top 25 Revenue Generating Tenants." We update the list every 6 months.

The credit quality of the tenants in the Top 25 is strong and much improved from 4 to 5 years ago.

                       Improved Tenant Quality & Diversity

Occupancy growth was combined with stronger tenants and more diverse tenants

Top 25 Tenants generated 49% of revenues in 1997, down to 45% in 2000

Examples of growing tenant quality:
GAP/Old Navy:
1.0% of revenues in 1998 to 2.7% of revenues by 2000
American Eagle Outfitters:
0.7% of revenues in 1998 to 1.3% of revenues by 2000

We been improving tenant diversity and tenant quality.

The Top 25 tenants represented almost half of our revenues in 1997, but only 45% by mid-2000.

Within the Top 25, improved quality is reflected by the trends of such strong branded retailers like The Gap and American Eagle Outfitters, who are a growing presence in our malls.

                                GAP and Old Navy

Growing presence in Crown Malls

20 "GAP" units leased
Average sales were $475 psf in 2000

6 Old Navy stores leased and opened
Sales exceeded expectations and averaged $412 psf for 2000
Contributed significantly to percentage rent in 2000

The GAP and Old Navy are an excellent example of how we have expanded the number of strong branded tenants in our portfolio.

The Old Navy stores that were added last year have been particularly strong performers.

All the Old Navy's were in percentage rent in their first year of operation which positively impacted our percentage rent income in 2000.

                             Theaters in Crown Malls

12 theaters now open in the portfolio:
4 are stadium seating -new state of art facilities
108 screens in total
$3.8M in annualized base rents (2.2% of total revenues)
These 12 locations tend to be relatively strong and dominant in their market areas

4 theater locations being recycled in the portfolio:
AMC at Newport News VA - bought out their lease - 9/00
General Cinema at Wilkes Barre, PA
closed 2 small theaters in 10/00
Hoyt Cinema in Frederick, MD - lease expired 4/00
We have replacement prospects for all 4 closed theaters

Theaters have been the news a lot lately. We have moderate exposure to theaters in our portfolio - only 2.2% of total revenues. Our exposure is widely diverse, with no one chain accounting for more than $1.0 million in rents.

It is clear that some obsolete or out-positioned theaters will be closed throughout the country as the industry consolidates and goes through a financial shake-out, which will strengthen the industry in the longer run.

We have proactively and conservatively identified a few theaters in our portfolio that may be at risk and begun to develop alternative uses and tenants.

For example, at our mall in Newport News, Virginia, AMC bought-out their existing theater lease which was obsolete due to the recent opening of a large multiplex nearby. However, we already identified Old Navy as a potential replacement tenant.

In addition, we have taken into account potential theater closings in our internal forecasts for 2001 and beyond.

                             Theaters in Crown Malls

Property             Theater         No. of Screens
Capital City         United Artist       6
Chambersburg         Carmike             7
Crossroads           Marquee             6
Logan Valley         Carmike             8
Lycoming             United Artist       4
New River Valley     Regal               10
Oak Ridge            Cinemark            14 (Stadium seating)
Schuylkill           United Artist       4
Uniontown            Carmike             6
Valley               RC Theater          16 (Stadium seating)
Wash. Crown Center   Wallace             14 (Stadium seating)
West Manchester      Regal               13 (Stadium seating)

Totals               12                 108

Here are the details of our remaining theater tenants and the operator for each location.

                            JCPenney, Montgomery Ward

None of our 21 JCP stores impacted by their latest store closing announcement JCPenney turn-around would be plus for Crown
Currently we get almost no percentage rent from JCP
Alan Questrom - Retail turn-around "guru"

Montgomery Ward - 1 tenant owned store
 Working to get Sears to take over this location

Other tenants

Other tenants have been in the news recently.

We were unaffected by the recent JCPenney store closing announcement. We look at JCP as potential upside for us since we don't get percentage rents. We also respect Alan Questroms' turnaround talents.

We have only one Montgomery Ward store in the portfolio, which is tenant owned, so no direct impact on our revenues.

This store in Hagerstown MD was renovated last year by Wards at a cost of over $3 million. We are working to help Sears take over this location, but it's too early to tell how Ward's real estate dispositions will ultimately end up.

None of the store closings recently announced by Sears impacted Crown either, as nearly all of those 89 stores were hardware and NTW automotive stores.

Bugle Boy announced Chapter 11 proceedings about a week ago, and we do have 5 Bugle Boy locations, and while this could impact our occupancy by 0.5% if all of them close, their rents are lower than average. We have factored this into our 2001 forecast.

                          Temporary & Seasonal Leasing

Strong growth trends despite shrinking space inventory:
2000 -  $10.1M, up 1.3%
1999 -   $9.9M, up 5.3%
1998 -   $9.4M, up 2.2%
1997 -   $9.2M, up 9.5%
1996 -   $8.4M, up 23.1%

Mitigates mall shop vacancy

Incubates permanent tenants

Investment in RMU's

Temporary and seasonal leasing continues to be a major contributor for us, even as the availability of in-line space for these tenants is declining as our permanent leasing occupancy grows. This business is highly profitable, with little to no investment required.

To grow revenues, we have been aggressively raising rates to reflect the overall stronger mall sales and consumer traffic, and have been pushing for more temporary tenants during periods other than the traditional holiday season.

We've stepped up our use of RMU's - another name for movable kiosks - which allows us to place more temporary tenants in the common areas and at the same time improve the overall presentation of their merchandise.

                              Sponsorship Programs

Using our malls and the 110+ million annual shopper visits to generate third party revenues

$766K in revenues for 2000, up 71% from 1999

Examples:
Pepsi - portfolio-wide sponsorship and vending machine commissions Portfolio-wide ATM contract with regional bank
Interactive Internet Kiosks
In-mall advertising displays
Local sponsorships:
Community rooms, kids' clubs, seating areas, strollers
Health care organizations - mall walker sponsors

We get millions of consumer visits annually to our properties. This creates opportunities for new "sponsorship" revenue sources.

Sponsorship revenues contributed over two cents per share to FFO in 2000, and we believe we have only begun to tap the potential of this area.

                      Development and Anchor Repositioning

Washington Crown Center, Washington, PA
New May Co. anchor (140,000 sq. ft. Kaufmann's)
New stadium seating theater opened May 2000
Remerchandised mall shop leasing
Renovated center

Valley Mall, Hagerstown, MD
New May Co. anchor (120,000 sq. ft. Hecht's)
New stadium seating theater opened May 2000
New mall shop & food court space. Nearly 100% leased or committed
8 new out-parcels for lease or sale

These next two slides summarize some the recent redevelopment projects that we've completed in the portfolio.

The Washington Crown Center redevelopment and the Valley Mall expansion represent the last of our planned major capital spending projects.

We are now reaping the rewards of the heavy capital spending we incurred in recent years to improve our portfolio.

                      Development and Anchor Repositioning

Other Recently Completed Projects include:

Patrick Henry Mall, Newport News VA
New May Co. anchor (140,000 sq. ft .Hecht's) - Opened 11/98
Dillards replaced Proffitt's - Opened 4/98
29,000 sq. ft. of new mall shop space opened 11/98
JCPenney replaced Uptons in 2000

Nittany Mall, State College PA
Value City store bought and demolished in 1998 to allow for new May Co. (Kaufmann's)
Other anchors - Sears, Bon-Ton, JCPenney
May Co. built its own store - opened Spring 1999

Other recently completed projects include adding new May Company anchors to Patrick Henry Mall in late 1998 and to Nittany Mall in early 1999.

The Patrick Henry project also included 29,000 square feet of additional mall shop space which is all leased.

Patrick Henry Mall averaged $379 per square foot in mall shop sales last year, and is our most productive mall.

                           Peripheral Land Development

Approximately 76 Acres in Inventory
Estimated market value of $12M+

Completes and complements the retail district around the mall

Restaurants and big-box retail users

In addition to mall development expansion projects, we continue to develop the surrounding retail district by leasing or selling out-parcel land.

Of course, the timing of land sale closings is difficult to predict, so we have downplayed this source of FFO in our discussions with investors and analysts. This is consistent with our efforts to manage the business in a conservative manner - to under-promise but over-perform.

                           Controlling Operating Costs

Corporate office costs in 2000 down significantly from 1998's level:
Gross costs down 21%, or $4.0 million annual cash flow savings
Expensed costs (net of capitalization) is flat with 1998

Impact is more significant to cash flows than to earnings and FFO

In 1999 we announced two restructurings to reduce the number of corporate office staff and certain other expenses, plus a further reduction in March of 2000.

While we incurred $2.2 million in 1999 and $0.4 million in March of 2000 in one-time severance and related costs, we achieved $4 million in annual cost savings.

A major part of the reductions impacted development and construction related staff in recognition of the completion of most of our improvement projects. Since much of those costs were previously capitalized to construction, the costs savings have not directly impacted FFO significantly, but do represent a significant ongoing cash flow savings.

                            Technology and Retailing

Impact of Internet retail sales on mall shop leasing and sales minimal to date Malls and retailers will continue to adapt to the Internet

Mall Web-Sites implemented in early August of 2000 as mall marketing tool Driving customer loyalty and traffic to our malls
Ongoing enhancements to web-sites

Leasing section added to web-site - October 2000

Broadband and other telecommunication services for tenants - no-investment approach

In 1999, particularly during the holiday shopping season, there was a tremendous amount of media attention about the future impact of Internet on retailing.

After the 1999 Christmas season, many media industry pundits began to realize that bricks and mortar retailing will be around for a long time and that the Internet can complement a good retailer's bricks and mortar retailing strategy.

So far, the identifiable impact of the Internet on tenant sales and importantly on our leasing activity, has been minimal.

At Crown, we are using the Internet for mall marketing purposes. In August 2000 we rolled out customized web-sites for each property. We are using the Internet to enhance our mall marketing initiatives and we have been very pleased with the consumer response to date.

I strongly encourage you to take a look at the new mall sites which can be accessed from our corporate web-site: www.crownamerican.com. On the following slides are some examples of the content of the sites.

The next two slides show photographs of the Capital City Mall from our mall web site.

                                Capital Strategy

"We will continue to focus on improving our internal cash flows by increasing mall shop occupancy and continuing our cost containment efforts. In this difficult capital market for REITs, we are managing the Company conservatively to grow internal cash flow and improve the Company's financial flexibility."

  Mark E. Pasquerilla, Chairman and CEO, from February 28, 2000 press release

Moving now from operations, I'd like to briefly address capital strategy matters.

This quote from our 1999 year end earnings press release remains just as true today.

                                Recycling Capital

External sources of capital continue to be relatively expensive

Recycle capital - potential asset sales
May be FFO negative but Free Cash Flow positive
De-leverage balance sheet from asset sales, or Buy other assets with upside
Preferably with JV partner to leverage capital and property management capacity

Share repurchases also possible
Common and/or preferred shares
25,000 preferred shares repurchased in July

While the REIT capital markets have improved this year, we recognize that external sources of new capital are still quite expensive.

We are looking at ways to recycle existing capital already deployed in the Company through potential dispositions. In this regard, it is possible that potential asset sales could be FFO negative but positive to free cash flow after capital spending and debt amortization are factored in. We are prepared to make those tradeoffs.

We sold our only non-enclosed shopping center in July 2000 and received over $1.2 million in free cash. Much of the cash proceeds were used to buy-back preferred shares.

We have no other properties under a definitive contract of sale at this time, but we are exploring several possibilities for asset sales.

Net proceeds after paying off debt could be used for debt reduction, mall acquisitions or share repurchases.

                              Financial Flexibility

Line of Credit with GECC extended to Nov 2004
Availability at 12/31/00   - $157M
Outstanding at 12/31/00    - $141M
Maximum availability - Up to $175M; Secured by 6 malls
Interest at LIBOR plus 2.25%
We fixed 5.28% LIBOR for two years on $25M in January via an interest rate swap (hedge)

16% of total debt is floating rate - $116M, net of the $25M two year interest rate hedge.
Every 25 basis point reduction in LIBOR = 8/10 of cent annualized improvement in FFO per share

Average rate on all debt = 7.86% at 12/31/00

In September of 2000 we extended and modified our lines of credit with GECC as noted in this slide. The new line improves our financial flexibility. We also have a small $6 million bank line of credit with no borrowings outstanding at the present time.

In January we entered into a interest rate swap that effectively locks LIBOR for 2 years at 5.28% on $25 million of our floating rate debt.

Every 25 basis point drop in LIBOR will produce a 8/10 cent improvement in FFO on an annualized basis.

                          Debt Maturities and Leverage

Scheduled Debt Maturities:
2001:     $10.9 million in amortization
2002:     $10.3 million in amortization and
          $23.6 million in 2 maturing loans
2003:     $9.7 million in amortization

Debt amortization and growing EBITDA is reducing our debt leverage Debt to EBITDA ratio (as defined) improving:
6.08 at year-end 1999
5.91 at year-end 2000

Our debt maturities are considered very manageable and are much improved over several years ago.

Required loan amortization combined with growing EBITDA is steadily improving our leverage, which is our goal, as we recognize that our leverage is higher than our peers.

Our Debt to EBITDA covenant improved significantly last year and is well below the 6.50 limit imposed under our preferred shares and Line of Credit loan.

                           Looking at 2001 and beyond

Cautious on near-term retail environment

Bullish long-term on retail and Company prospects

In October we guided 2001 FFO estimates modestly lower to $1.33 to $1.37 per share
Interest rates impact (although now moderating)
No redevelopment impact in 2001
More cautious outlook on retailing
More G&A expensed rather than capitalized

Reiterated same FFO guidance last week

While our operating and financial trends have been strong, we are cautious about the near term retail and overall economic climate.

In October 2000, we guided 2001 FFO estimates modestly lower than the prior estimates as we saw these emerging trends. We are holding to those same estimates at this time.

We are encouraged about the lower interest rate environment and the prospects of income tax cuts and possible lower energy prices which could help our consumers later in 2001. But it is still early in the year.

Longer term, however, we remain quite bullish on the Company's prospects.

                                Insider Ownership

Ownership by management and trustees continues to increase:
2000:     37.7%
1999:     37.2%
1998:     35.7%
1997:     33.2%

One outside trustee significantly added to his position in 1999, such that he would be one of our top 20 investors.

This bullishness is evident from this slide.

Insiders have been consistently increasing their ownership position in the Company, which now stands at 37.7%.

                        Crown American vs Mall Peer Group

            Considerable Multiple Growth Potential Remains for Crown

                                 -----------------------2001E-------------------
                                     FFO             Dividend            Payout
                                   Multiple            Yield             Ratio
Crown American                       4.7               13.2%               62%
Simon                                7.1                8.0%               61%
Taubman                              8.1                8.8%               77%
General Growth                       6.8                6.2%               47%
Macerich                             7.0               10.2%               75%
CBL & Assoc.                         6.9                7.5%               57%
JP Realty                            6.6               10.8%               74%
Glimcher                             4.6               13.7%               67%
11 Mall REIT's Avg.                  6.6                9.5%               65%

Source:  Merrill Lynch research report: February 9, 2001

Based on those consensus FFO estimates for 2001, Crown continues to be significantly undervalued by the market in our view.

You can see from this slide that we trade at a large discount to our mall peer companies.

I won't argue that we should trade at Simon's or Taubman's multiples, but our discount from the average is significant and represents a real investment opportunity.

The transactions announced last year concerning Urban's acquisition by Rodamco and CBL's acquisition of the Jacobs mall portfolio illustrate to us that the public markets are still significantly undervaluing mall assets.

At the reported cap rates inherent in the Urban transaction, Crown's share would trade over $20. Using the Jacob's cap rate, our shares would trade over $9.
The point is that at $6.34 per share, we believe there is significant upside potential, limited downside risk, and a great current cash return from the dividend.

                          Multiple Expansion Potential

Recent Crown American common share price:
As of February 8, 2001              $6.34

Potential common share price if valued at current peer group multiples:
At FFO multiple avg  =>             $8.91
At dividend yield avg =>            $8.74

As this slide shows, we believe our shares have major upside pricing potential. Even if our share price remains flat and even if we do not increase our dividend again, our current dividend rate generates a 13.2% annual total return.

A small share price improvement toward the peer averages can result in a large total return for investors.

For those of you who have an interest in preferred stock, our public preferred shares also represent an excellent current 13.1% yield for investors.

As I mentioned earlier, for individual investors, our common dividends have had a large return of capital component for tax purposes in the last few years, which gives a major boost to the tax effective yield on our common shares.

                                     Summary

Positive Operating Trends
Increasing FFO, Occupancy, Rental Rates, and Tenant Sales

High tax-advantaged dividend yield

Experienced Management and Capabilities

Managing conservatively for cash flow during current difficult capital markets

In summary, we believe that the Crown American property portfolio has been transformed.

Our past investments are now generating solid growth and future capital spending needs are declining.

During these difficult capital markets, we are managing the Company conservatively for cash flow and to preserve and enhance our future financial flexibility.

At current prices our shares are a great investment opportunity.

                                 CROWN AMERICAN
                                  REALTY TRUST
                                   NYSE : CWN

                              www.crownamerican.com

Now Terry and I would be pleased to respond to any questions.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CROWN AMERICAN REALTY TRUST



                              By:_______________________________
                              Name:  Terry L. Stevens
                              Title: Executive Vice President and
                                     Chief Financial Officer

Date:  February 14, 2001